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                                                                    Exhibit 99.1

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/X/ PLEASE MARK VOTES                                    REVOCABLE PROXY
    AS IN THIS EXAMPLE                             SOUTHFIRST BANCSHARES, INC.


           THIS PROXY IS SOLICITED ON BEHALF                     1. / / FOR the proposal to adopt the Amended and Restated
             OF THE BOARD OF DIRECTORS FOR                          Agreement and Plan of Merger, dated as of September 17,
                 THE SPECIAL MEETING OF                             1997 (the "Merger Agreement"),  among the Company,
                      SHAREHOLDERS.                                 First Federal of the South ("First Federal"), and First
      The undersigned hereby acknowledges receipt of                Federal Savings and Loan Association of Chilton County
the Notice of the Special Meeting of Shareholders and               ("Chilton County") and to approve the merger of First
the Joint Proxy Statement/Prospectus and does hereby                Federal and Chilton County, pursuant to which Chilton
appoint Donald C. Stroup and Joe K. McArthur, and                   County will be merged with and into First Federal, which
either of them with full power of substitution, as                  will be the surviving entity and which will remain a 100%
proxies of the undersigned to represent the                         controlled subsidiary of SouthFirst, and in which each
undersigned and to vote all shares of Common Stock                  issued and outstanding share of Chilton County Common
SOUTHFIRST BANCSHARES, INC. (the "Company") which the               Stock will be converted into the right to receive (i) cash, (ii)
undersigned would be entitled to vote if personally                 shares of SouthFirst Common Stock, or (iii) any
present at the Special Meeting of Shareholders of the               combination of cash and shares (subject to certain
Company, to be held at the main office of the Company,              limitations which are detailed more fully in the enclosed
126 North Norton Avenue, Sylacauga, Alabama 35150, at               Joint Proxy Statement/Prospectus).
2:00 p.m. local time, on October 29, 1997 and at any
adjournments or postponements thereof.                              / / AGAINST the above Proposal.

                                                                    / / ABSTAIN.
                                                                    2. To vote in accordance with their best judgment with
                                                                       respect to any other matters that may properly come
                                                                       before the meeting.

                                                                       THE BOARD OF DIRECTORS FAVORS A VOTE
                                                                    "FOR" THE ABOVE PROPOSAL AND UNLESS
                                                                    INSTRUCTIONS TO THE CONTRARY ARE
                                                                    INDICATED IN THE SPACE PROVIDED, THIS PROXY
                                                                    WILL BE SO VOTED.

  Please be sure to sign and date     [Date]                          Please date and sign exactly as your name(s) appear(s) on
    this Proxy in the box below.                                    this card.

                                                                       NOTE:  When signing as an attorney, trustee, executor,
                                                                    administrator or guardian, please give your title as such.  If a corporation or partnership, give full name by authorizing
                                                                    officer.  In the case of joint tenants, each joint owner must sign.
[Stockholder sign above -- Co-holder (if any)
sign above]
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                            DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                                                   SOUTHFIRST BANCSHARES, INC.
                                                     126 NORTH NORTON AVENUE
                                                     SYLACAUGA, ALABAMA 35150

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                                                       PLEASE ACT PROMPTLY
                                             SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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